FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces First Quarter 2023 Results
- Infrastructure: DBM Global delivered first quarter revenue of $311.7 million -
- Life Sciences:R2 Technologies receives expanded FDA clearances -
- Spectrum: Broadcasting's station revenues increased in the first quarter -
NEW YORK, May 10, 2023 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the first quarter.
Financial Summary

(in millions, except per share amounts)	Three Months Ended March 31,
	2023	2022	Increase / (Decrease)
Revenue	$317.9	$412.8	(23.0)%
Net loss attributable to common stockholders	$(10.2)	$(13.6)	25.0%
Diluted loss per share - Net loss attributable to common stockholders	$(0.13)	$(0.18)	27.8%
Total Adjusted EBITDA(1)	$4.9	$11.5	(57.4)%

(1) Reconciliation of GAAP to Non-GAAP measures follows

Commentary
“There have been a number of positive developments across INNOVATE's three businesses in the first few months of 2023," said Avie Glazer, Chairman of INNOVATE. “INNOVATE's Infrastructure segment delivered solid results in the first quarter and is engaged on several large projects over the long term; however, results in the first quarter were impacted by timing delays. At Life Sciences, R2 announced three new FDA clearances to enhance patient outcomes. And at Spectrum, we continue to expect better profitability in that business once the new channels are at run rate."

“We achieved revenue of $317.9 million and adjusted EBITDA of $4.9 million amid a difficult first quarter operating environment for our businesses,” said Wayne Barr, Jr., Chief Executive Officer of INNOVATE. “In addition to its normal first quarter seasonality, DBM Global experienced timing delays on a few significant projects and as a result, reported revenue of $311.7 million for the quarter. This revenue came in at a higher gross margin over the same period last year. At Life Sciences, R2 received expanded FDA clearances and partnered with Allies of Skin to launch a new multi-patient backbar treatment kit and MediBeacon's final regulatory submission is expected in the second quarter of this year. At Spectrum, our ongoing testing with LPTV frequencies is progressing well as we continue to explore ways to transform the use and value of LPTV across different applications. We remain keenly focused on driving results through execution and operational excellence across our three operating segments.”

First Quarter 2023 Highlights and Recent Highlights
•On March 6, 2023, the Company closed the sale of the remaining 19% interest in HMN International Co. Ltd., formerly known as Huawei Marine Networks Co. (“HMN”), to subsidiaries and an affiliate of Hengtong Optic-Electric Co Ltd.
•On February 23, 2023, pursuant to its amended commercial partnership with Huadong, a publicly traded company on the Shenzhen Stock Exchange, MediBeacon Inc. ("MediBeacon") issued $7.5 million of its preferred stock to Huadong in exchange for additional shares of preferred stock.
•On May 9, 2023, the Company consummated the purchase of all of the Series A Fixed-to-Floating Rate Perpetual Preferred Stock (the “Series A Preferred”) issued by DBM Global Intermediate Holdco Inc. held by Continental General Insurance Company (“CGIC”) for $42.2 million consisting of $7.1 million of cash and a $35.1 million unsecured note that is due in 2026. The purchase was precipitated by a redemption notice received from CGIC, which notice was permitted to be delivered by CGIC under the terms of the Series A Preferred.

Infrastructure
•DBM Global Inc. ("DBMG") reported first quarter 2023 revenue of $311.7 million, a decrease of 22.5%, compared to $402.2 million in the prior year quarter. Net Income was $2.0 million, compared to $6.1 million for the prior year quarter. Adjusted EBITDA decreased to $16.3 million from $20.5 million in the prior year quarter.
•DBM Global grew Adjusted EBITDA margin to 5.2% in the first quarter, an expansion of 10 basis points year-over-year.
•DBM Global’s reported backlog was $1.6 billion as of March 31, 2023, compared to $1.8 billion as of December 31, 2022. Taking into consideration awarded, but not yet signed contracts, backlog would have been approximately $1.7 billion at the end of the first quarter of 2023, compared with $1.8 billion as of December 31, 2022.

Life Sciences
•R2 Technologies, Inc. ("R2") has now shipped 273 GLACIAL® devices globally.
•In April, R2 announced three new FDA clearances to enhance patient outcome and partnered with Allies of Skin to launch a multi-patient backbar treatment kit.
•MediBeacon final regulatory submission is anticipated in the second quarter 2023.

Spectrum
•Broadcasting owns and operates 251 stations that cover 107 designated market areas (DMAs).
•Among the new network programming launched on Broadcasting was Law & Crime, a popular live trial network founded by Dan Abrams of ABC News, previously available only on cable.
•For the first quarter of 2023, Broadcasting reported revenue of $5.7 million, compared to $9.8 million in the prior year quarter. The decrease was primarily driven by the elimination of advertising revenues at Azteca, which ceased operations on December 31, 2022. This was partially offset by an increase in station revenues, which launched new customers in the current period.
•For the first quarter of 2023, Broadcasting reported Net Loss of $5.0 million compared to $3.4 million in the prior year quarter. Adjusted EBITDA was $0.4 million, compared to Adjusted EBITDA of $1.3 million in the prior year quarter.

First Quarter Financial Highlights
•Revenue: For the first quarter of 2023, INNOVATE's consolidated revenue was $317.9 million, a decrease of 23.0%, compared to $412.8 million for the prior year quarter. The decrease was primarily driven by our Infrastructure segment, and, to a lesser extent, our Spectrum segment. DBMG's commercial structural steel fabrication and erection and industrial maintenance and repair businesses both encountered customer and general contractor driven delays, resulting in the timing of work performed by DBMG to be delayed in the current period. Revenues at our Spectrum segment decreased primarily as a result of the termination of HC2 Network, Inc. ("Network") and its associated Azteca America network ("Azteca") content on December 31, 2022.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2023	2022	Increase / (Decrease)
Infrastructure	$311.7	$402.2	$(90.5)
Life Sciences	0.5	0.8	(0.3)
Spectrum	5.7	9.8	(4.1)
Consolidated INNOVATE	$317.9	$412.8	$(94.9)

•Net Loss: For the first quarter of 2023, INNOVATE reported a Net Loss attributable to common stockholders of $10.2 million, or $0.13 per fully diluted share, compared to a Net Loss of $13.6 million, or $0.18 per fully diluted share, for the prior year quarter. The decrease was primarily attributable to the sale of HMN, which resulted in a $12.3 million gain recognized in the current period. This was partially offset by the Infrastructure segment, driven by the decrease in revenue and an increase in selling, general and administrative (“SG&A”) expenses as a result of increases in restructuring costs, salaries and benefits and an increase in legal expenses. Additionally offsetting the decrease in Net Loss is an increase in interest expense at the Company's Spectrum, Infrastructure, and Life Sciences segments due to higher interest rates, increased amortization of debt issuance costs and higher principal balances over the prior period.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2023	2022	Increase / (Decrease)
Infrastructure	$2.0	$6.1	$(4.1)
Life Sciences	(2.8)	(4.1)	1.3
Spectrum	(5.0)	(3.4)	(1.6)
Non-operating Corporate	(11.9)	(11.3)	(0.6)
Other and eliminations	8.7	0.3	8.4
Net loss attributable to INNOVATE Corp.	$(9.0)	$(12.4)	$3.4
Less: Preferred dividends	1.2	1.2	—
Net loss attributable to common stockholders	$(10.2)	$(13.6)	$3.4

•Adjusted EBITDA: For the first quarter of 2023, Total Adjusted EBITDA, was $4.9 million, compared to Total Adjusted EBITDA of $11.5 million for the prior year quarter. The decrease in Adjusted EBITDA was primarily driven by Infrastructure as a result of a decrease in revenue and an increase in SG&A expenses primarily driven by increases in salary and benefits. While the commercial structural steel fabrication and erection business also experienced customer and general contractor driven delays in the current period that impacted its revenue, the decrease in Adjusted EBITDA was partially offset by a margin improvement as projects completed in the comparable period, which had lower margins due to market pressure on point-of-sale project margins during the COVID-19 pandemic, were replaced with more recent projects with higher point-of-sale margins in the current period. Contributing to the decrease in Adjusted EBITDA was the Life Sciences segment as a result of higher equity method losses from our investment in MediBeacon and from the Spectrum segment driven by the termination of Network and increased salaries and benefits at the station group. The decrease in Adjusted EBITDA was partially offset by the Non-operating Corporate segment as a result of unrepeated expenses related to the settlement with the former CEO recorded in the prior period, a decrease in accounting expenses and a decrease in salaries and benefits and bonus expense, as well as a decrease in SG&A expenses at R2, primarily from decreased salary and employee related costs and research and development expenses.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2023	2022	Increase/(Decrease)
Infrastructure	$16.3	$20.5	$(4.2)
Life Sciences	(7.8)	(5.8)	(2.0)
Spectrum	0.4	1.3	(0.9)
Non-operating Corporate	(3.5)	(4.6)	1.1
Other and eliminations	(0.5)	0.1	(0.6)
Total Adjusted EBITDA	$4.9	$11.5	$(6.6)

•Balance Sheet: As of March 31, 2023, INNOVATE had cash and cash equivalents, excluding restricted cash, of $16.6 million compared to $80.4 million as of December 31, 2022. On a stand-alone basis, as of March 31, 2023, the Non-operating Corporate segment had cash and cash equivalents of $3.6 million compared to $9.1 million at December 31, 2022.

Subsequent to the quarter, on May 8, 2023, INNOVATE drew an additional $8.0 million under the Revolving Credit Agreement, increasing the outstanding balance to $13.0 million.

Conference Call
INNOVATE will host a live conference call to discuss its first quarter 2023 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-888-886-7786 (Domestic Toll Free) / 1-416-764-8658 (Toll/International)
–Participant Entry Number: 27685499
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 27685499
*Available approximately two hours after the end of the conference call through May 24, 2023.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,800 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
INNOVATE.Team@reevemark.com
(212) 433-4600

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations) and Adjusted EBITDA for its operating segments.

Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our previous Insurance segment.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding discontinued operations, if applicable; depreciation and amortization; other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense and FCC reimbursements; interest expense; other (income) expense, net; income tax expense (benefit); noncontrolling interest; share-based compensation expense; restructuring and exit costs; and acquisition and disposition costs.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this presentation include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth, the achievement of INNOVATE’s strategic objectives, expectations for performance of new projects and realization of revenue from the backlog at DBM Global, anticipated success from the launch of new products in the Life Sciences segment, anticipated performance of new channels and LPTV frequencies in the Spectrum segment, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; the impact on our business and financial condition of our substantial indebtedness and the significant additional indebtedness and other financing obligations we may incur; our dependence on key personnel; volatility in the trading price of our common stock; the impact of recent supply chain disruptions, labor shortages and increases in overall price levels, including in transportation costs; interest rate environment; developments relating to the ongoing hostilities in Ukraine; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisition, holding and disposition of target companies and assets; our ability to remain in compliance with the listing standards of the New York Stock Exchange; the ability of our operating segments to attract and retain customers; our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses; the possibility of indemnification claims arising out of divestitures of businesses; and our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$317.9	$412.8
Cost of revenue	274.3	363.0
Gross profit	43.6	49.8
Operating expenses:
Selling, general and administrative	41.7	42.6
Depreciation and amortization	6.3	6.9
Other operating income	(0.4)	(0.4)
(Loss) income from operations	(4.0)	0.7
Other (expense) income:
Interest expense	(15.6)	(12.6)
Loss from equity investees	(4.0)	(0.5)
Other income (expense), net	16.5	(0.1)
Loss from operations before income taxes	(7.1)	(12.5)
Income tax expense	(0.9)	(1.6)
Net loss	(8.0)	(14.1)
Net (income) loss attributable to noncontrolling interest and redeemable noncontrolling interest	(1.0)	1.7
Net loss attributable to INNOVATE Corp.	(9.0)	(12.4)
Less: Preferred dividends	1.2	1.2
Net loss attributable to common stockholders	$(10.2)	$(13.6)

Loss per share - basic and diluted	$(0.13)	$(0.18)

Weighted average common shares outstanding - basic and diluted	77.7	77.3

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions, except share amounts)
(Unaudited)

	March 31, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$16.6	$80.4
Accounts receivable, net	253.7	254.9
Contract assets	180.2	165.1
Inventory	21.3	18.9
Restricted cash	—	0.3
Other current assets	14.7	16.8
Total current assets	486.5	536.4
Investments	7.7	59.5
Deferred tax asset	1.7	1.7
Property, plant and equipment, net	164.0	165.0
Goodwill	127.0	127.1
Intangibles, net	186.1	190.1
Other assets	71.1	71.9
Total assets	$1,044.1	$1,151.7
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$167.0	$202.5
Accrued liabilities	45.0	65.4
Current portion of debt obligations	32.9	30.6
Contract liabilities	104.9	98.6
Other current liabilities	24.7	20.1
Total current liabilities	374.5	417.2
Deferred tax liability	3.7	9.1
Debt obligations	664.3	683.8
Other liabilities	107.6	71.2
Total liabilities	1,150.1	1,181.3
Commitments and contingencies
Temporary equity
Preferred stock Series A-3 and Series A-4, $0.001 par value	17.3	17.6
Shares authorized: 20,000,000 as of both March 31, 2023 and December 31, 2022
Shares issued and outstanding: 6,125 of Series A-3 and 10,000 of Series A-4 as of both March 31, 2023 and December 31, 2022
Redeemable noncontrolling interest	(5.2)	43.4
Total temporary equity	12.1	61.0
Stockholders’ deficit
Common stock, $0.001 par value	0.1	0.1
Shares authorized: 160,000,000 as of both March 31, 2023 and December 31, 2022
Shares issued: 80,537,415 and 80,216,028 as of March 31, 2023 and December 31, 2022, respectively
Shares outstanding: 79,049,423 and 78,787,768 as of March 31, 2023 and December 31, 2022, respectively
Additional paid-in capital	326.8	330.1
Treasury stock, at cost: 1,487,992 and 1,428,260 shares as of March 31, 2023 and December 31, 2022, respectively	(5.4)	(5.3)
Accumulated deficit	(461.1)	(452.1)
Accumulated other comprehensive (loss) income	(1.5)	5.9
Total INNOVATE Corp. stockholders’ deficit	(141.1)	(121.3)
Noncontrolling interest	23.0	30.7
Total stockholders’ deficit	(118.1)	(90.6)
Total liabilities, temporary equity and stockholders’ deficit	$1,044.1	$1,151.7

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended March 31, 2023
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$2.0	$(2.8)	$(5.0)	$(11.9)	$8.7	$(9.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	4.9	0.1	1.3	—	—	6.3
Depreciation and amortization (included in cost of revenue)	3.9	—	—	—	—	3.9
Other operating income	(0.1)	—	(0.3)	—	—	(0.4)
Interest expense	3.4	0.5	3.2	8.5	—	15.6
Other (income) expense, net	(0.2)	(3.9)	1.8	(1.6)	(12.6)	(16.5)
Income tax expense (benefit)	1.1	—	—	1.0	(1.2)	0.9
Noncontrolling interest	0.2	(1.9)	(0.6)	—	3.3	1.0
Share-based compensation expense	—	0.2	—	0.3	—	0.5
Restructuring and exit costs	0.5	—	—	—	—	0.5
Acquisition and disposition costs	0.6	—	—	0.2	1.3	2.1
Adjusted EBITDA	$16.3	$(7.8)	$0.4	$(3.5)	$(0.5)	$4.9

(in millions)	Three Months Ended March 31, 2022
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$6.1	$(4.1)	$(3.4)	$(11.3)	$0.3	$(12.4)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.3	0.1	1.5	—	—	6.9
Depreciation and amortization (included in cost of revenue)	3.7	—	—	—	—	3.7
Other operating (income) loss	(0.6)	—	0.2	—	—	(0.4)
Interest expense	2.2	—	2.0	8.4	—	12.6
Other expense (income), net	0.1	0.1	1.5	(1.6)	—	0.1
Income tax expense (benefit)	2.9	—	—	(1.3)	—	1.6
Noncontrolling interest	0.6	(2.0)	(0.6)	—	0.3	(1.7)
Share-based compensation expense	—	0.1	—	0.7	—	0.8
Acquisition and disposition costs	0.2	—	0.1	0.5	(0.5)	0.3
Adjusted EBITDA	$20.5	$(5.8)	$1.3	$(4.6)	$0.1	$11.5